EXHIBIT 10.8
                                                ------------



                  EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 1, 1994, between ANNTAYLOR STORES
CORPORATION, a Delaware corporation (the "Company"), and SALLY
FRAME KASAKS (the "Executive").

          WHEREAS, the Company and the Executive are currently parties to an agreement (the "Prior Agreement") relating to Executive's employment with the Company; and

          WHEREAS, the Company desires to provide for the continued service and employment of the Executive with the Company and the Executive wishes to continue in the service of the Company, all in accordance with the terms and conditions provided herein.

          NOW, THEREFORE, in consideration of the
premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

          2. Term. The initial term of employment of the Executive by the Company hereunder will commence effective as of February 1, 1994, and such initial term will end on January 31, 1997, unless further extended or sooner terminated as hereinafter provided. Commencing on February 1, 1997, and each February 1 thereafter (each such February 1st, an "Anniversary Date"), the term of the Executive's employment shall automatically be extended for one additional year unless, not later than the July 31 immediately preceding an Anniversary Date, either party shall have given notice (a "Nonrenewal
Notice") to the other party that it does not wish to extend this Agreement. References hereinafter to the "Term" of this Agreement shall refer to both the initial term and any extended term of the Agreement hereunder.
Notwithstanding expiration of the Term or other termination of this Agreement, without limiting other provisions that survive by their intent, the provisions of Sections 3(b), 5(c), 10 and 11 hereof shall continue in effect.

          3.   Nature of Performance.

               (a)  Position and Duties.  The Executive
shall continue to serve as Chairman and Chief Executive
Officer of the Company and shall have such responsibilities, duties and authority consistent with such positions (and not less than her current responsibilities, duties and authority) as may from time to time be determined by the Board of Directors of the Company (the "Board"). The Executive shall devote substantially all of her working time and efforts to the business and affairs of the Company; provided that, this Agreement shall not be interpreted to prohibit the Executive from making passive investments, engaging in charitable activities or, subject to prior approval of the Board (which approval shall not be unreasonably withheld), serving on the board of directors of any other corporation.

               (b)  Indemnification.  To the fullest
extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall indemnify the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Executive of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of the Company or as a director, officer or employee of, the Company or any subsidiary thereof. Following the Term, the Company shall continue to indemnify the Executive with respect to such services performed during the Term, to the same extent as the Company indemnifies its officers, directors, employees and fiduciaries, as applicable.

          4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in the city of New York or at such other principal executive office in the New York City Metropolitan
Area as the Company may hereafter maintain, except for required travel on the Company's business.

          5.   Compensation and Related Matters.

               (a)  Annual Compensation.

                    (i)  Base Salary.  During the period
     of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate not less than $750,000, such salary to be paid in conformity with the Company's policies relating to salaried employees. This salary may be (but is not required to be) increased from time to time, subject to and in accordance with the annual executive performance review procedures of the Company and, if so increased, shall not thereafter be decreased during the Term of this Agreement. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

                    (ii)  Annual Bonus.  During the
     period of Executive's employment hereunder, the Executive shall be eligible to participate in the Company's annual bonus plan as in effect from time to time, and shall be entitled to receive such amounts (a "Bonus") as may be authorized, declared and paid by the Company pursuant to the terms of such plan; provided that, notwithstanding any contrary provisions of such bonus plan, unless the Executive's employment is terminated by the Company for Cause (as defined in Section 6(c) hereof) or by the Executive (other than for Good Reason, as defined in Section 6(d)(1) hereof), the Executive shall be entitled to receive any Bonus paid with respect to any bonus period completed on or prior to the Date of Termination or, in the case a Nonrenewal Notice is given by the Company, through the scheduled expiration date of the Term (even if the Executive terminates her employment prior to such scheduled expiration date for Good Reason under Section 6(d)(1)(v) hereof).

               (b)  Stock Options.  During the period of
Executive's employment hereunder, the Executive shall be eligible to be granted options to acquire shares of common stock of the Company ("Shares") pursuant to the Company's stock option plan. In determining the number of Shares to be covered by such stock option grants, the Committee administering the Company's stock option plan shall take into account, among other things, the position of the Executive and the number of Shares covered by options granted to other executives of the Company.

               (c)  SERP.

                    (i)   Subject to the terms and conditions
     set forth herein, the Executive shall be entitled to payment by the Company of an annual supplemental retirement benefit (the "SERP"), expressed as a life annuity commencing on the Executive's sixty-fifth (65th) birthday, equal to (A) fifty percent (50%) of her "Final Average Compensation"
     (as defined in clause (ii) below) minus (B) the sum of
     (1) any amounts payable to the Executive under any "defined benefit plan" (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974), now or hereafter maintained by the Company, including excess benefit or supplemental retirement plans;
     and (2) any amounts payable to the Executive as annual primary social security retirement benefits.

                    (ii)  As used in this Agreement,
     "Final Average Compensation" shall mean the highest average of the Executive's annual salary and Bonus payable from the Company for any period of three consecutive fiscal years; provided that, the maximum amount of any Bonus to be taken into account for any year in determining Final Average Compensation shall be 100% of the Executive's salary for the year to which the Bonus relates.

                    (iii) The Executive shall be fully
     vested in the SERP upon the completion of fifteen
     (15) years of service with the Company and attainment of age 55; provided that, the SERP shall be fully vested if the Executive's employment is terminated
     (1) by the Company without Cause (as hereinafter defined),
     (2) by the Executive for Good Reason (as hereinafter defined), (3) due to the Executive's death, (4) due to the Executive's Disability (as hereinafter defined), or (5) by reason of the expiration of the Term of this Agreement as a result of a Nonrenewal Notice having been provided by the Company. For purposes hereof, all service by the Executive with the Company or any predecessor, including her prior service from May 1979 through September 1985, shall be recognized. In the event the Executive's employment is terminated under any of the circumstances referred to in the foregoing proviso, the amount of the SERP referred to in sub-clause (A) of clause (i) above shall be determined by multiplying such amount by a fraction
     (not to exceed one (1)) the numerator of which is the number of years of service of the Executive as of the Date of Termination (taking into account, where and to the extent applicable, the additional period referred to in Section 7(a)(v) or Section
     7(d)(4) hereof) and the denominator of which is fifteen (15).

                    (iv)  The SERP shall be payable on a
     monthly basis in the form of an annuity for the Executive's life with fifty percent (50%) of the SERP amount being payable after Executive's death to her surviving spouse for his life. The fifty percent (50%) survivor benefit referred to in the preceding sentence shall also be payable to Executive's surviving spouse in the event of her death during employment or her death after cessation of employment but prior to commencement of SERP payments. SERP payments shall commence on the first day of the month following the later of the Executive's fifty-fifth (55th) birthday or her Date of Termination; provided that, Executive (or, in the event of her death, her surviving spouse) may elect, at least one year prior to termination of employment, to commence receiving SERP payments at any later date (but in no event later than the later of her sixty-fifth (65th) birthday or her Date of Termination). In the event SERP payments commence prior to the Executive's sixty-fifth
     (65th) birthday, the amount of such payments shall be actuarially reduced (in accordance with the methods and assumptions used under the Company's qualified defined benefit pension plan) to reflect such early commencement.

                    (v)  Notwithstanding the foregoing
     provisions, if the Executive's employment is terminated by the Company for Cause, all rights of the Executive and her spouse to future SERP payments shall be forfeited.

               (d)  Other Benefits.  During the period
of Executive's employment hereunder, the Executive shall continue to be entitled to participate in all other employee benefit plans, programs and arrangements of the Company, as now or hereinafter in effect, which are applicable to the Company's employees generally or to its executive officers, as the case may be, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements.
During the period of Executive's employment hereunder, the Company shall continue to provide to the Executive all of the fringe benefits and perquisites which she is receiving as of the date hereof, at not less than the levels currently provided, and the Executive shall be entitled to participate in and receive any other fringe benefits or perquisites which may become available to the Company's executive employees. Without limiting the generality of the foregoing, the Company shall provide the Executive with financial planning and tax preparation services on a tax-free basis.

               (e)  Vacations and Other Leaves.  The
Executive shall continue to be entitled to the number of vacation days (and to compensation in respect of earned but unused vacation days), paid holidays and personal leave days that she is entitled to as of the date hereof.

               (f)  Expenses.  During the period of the
Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reason able and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company; provided that, such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

               (g)  Services Furnished.  The Company
shall continue to furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of her duties hereunder.

               (h)  Legal Fees.  The Company shall pay
directly or reimburse the Executive for any legal fees incurred by the Executive in connection with the negotiation and preparation of the Agreement; provided that, such payment or reimbursement shall not exceed $10,000.

          6. Termination. The Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

               (a)  Death.  The Executive's employment
hereunder shall terminate upon her death.

               (b)  Disability.  If, as a result of the
Executive's incapacity due to physical or mental illness, the Executive shall have been absent from her duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty
(30) days after written Notice of Termination (as defined in paragraph (e) below) is given (which may occur before or after the end of such six (6) month period) shall not have returned to the performance of her duties hereunder on a full-time basis, the Executive's employment hereunder shall terminate for "Disability."

               (c)  Cause.  The Company may terminate
the Executive's employment hereunder for "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by the Executive toward the Company involving dishonesty (other than good faith expense account disputes),
(iii) the Executive's refusal to abide by or follow written directions of the Board, (iv) the Executive's gross nonfeasance which does not cease with in ten (10) business days after notice regarding such nonfeasance has been given to the Executive by the Company or (v) failure of the Executive to comply with the provisions of Section 10 (prior to a Change in Control) or 11 of this Agreement, or other willful conduct by the Executive which is intended to have and does have a material adverse impact on the Company.

               (d)  Termination by the Executive.

                    (1)  The Executive may terminate her
     employment hereunder for "Good Reason". For purposes of this Agreement, the Executive shall have "Good Reason" to terminate her employment hereunder
     (i) upon a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) business days after notice of such noncompliance has been given by the Executive to the Company, (ii) upon action by the Company resulting in a diminution of the Executive's title or authority, (iii) upon the Company's relocation of the Executive's principal place of employment outside of the New York City
     Metropolitan Area, (iv) one year after a "Change in Control of the Company" (as defined in paragraph
     (d)(2) below) or (v) at any time following the expiration of ninety (90) days following the Company's issuance of a Nonrenewal Notice. The
     Executive may terminate her employment voluntarily without Good Reason upon at least six months' prior notice to the Company.

                    (2)   For purposes of this Agreement,
     a "Change in Control of the Company" will be deemed to have occurred if:

               (A)  any "person", as such term is used
                    in Sections 13(d) and 14(d) of the
                    Securities Exchange Act of 1934, as
                    amended (the "Exchange Act"), other
                    than (1) the Company, (2) Merrill
                    Lynch & Co. or any affiliate there
                    of, which for purposes of this
                    Agreement shall include First Capital
                    Partners Inc. and its affiliates
                    (collectively, "ML"), (3) any trustee
                    or other fiduciary holding securities
                    under an employee benefit
                    plan of the Company, or (4) any
                    corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of Shares)
                    (a "Person"), is or becomes the "beneficial owner" (as defined in Rule
                    13d-3 under the Exchange Act), directly
                    or indirectly, of securities
                    of the Company representing 30% or
                    more of the combined voting power of
                    the Company's then outstanding
                    voting securities (not including in
                    the securities beneficially owned by
                    such Person securities acquired
                    directly from ML representing in
                    excess of 15% of the combined voting
                    power of the Company's then
                    outstanding voting securities but
                    including any such securities
                    acquired directly from ML representing
                    up to 15% of such combined
                    voting power);

               (B)  during any period of not more than
                    two consecutive years, individuals
                    who at the beginning of such period
                    constitute the Board, and any new
                    director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of this Section 6(d)(2)) whose election by the
                    Board or nomination for election by
                    the Company's stockholders was approved
                    by a vote of at least two-thirds (2/3)
                    of the directors then still in office
                    who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (C)  the stockholders of the Company approve
                    a merger or consolidation of
                    the Company with any other corporation,
                    other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior there to continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in (A) above), directly or indirectly, of securities of the Company represent ing 30% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person securities acquired directly from ML representing in excess of 15% of the combined voting power of the Company's then outstanding voting securities but including any such securities acquired directly from ML representing up to 15% of such combined voting power); or

               (D)  the stockholders of the Company approve
                    a plan of complete liquidation
                    of the Company or an agreement for
                    the sale or disposition by the Company
                    of all or substantially all of
                    the Company's assets (or any transaction having a similar effect).

               (e)  Notice of Termination.  Any termination
of the Executive's employment by the Company or by the Executive
(other than termination under Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by her death, the date of her death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, the date which is the later of thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of her duties on a full-time basis during such thirty (30)-day period) or the end of the six (6) consecutive month period referred to in Subsection (b) above, and (iii) if the Executive's employment is terminated pursuant to subsection
(c) or (d) above, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award.

          7.   Compensation Upon Termination or During
Disability.

               (a)  Disability.  During any period that
the Executive fails to perform her duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive her full salary at the rate then in effect for such period and other applicable benefits provided to active employees until her employment is terminated pursuant to Section 6(b) hereof. Subject to the provisions of Section 10 hereof, in the event the Executive's employment is terminated pursuant to Section 6(b) hereof, then

                    (i)  as soon as practicable thereafter,
     the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under Sections 5(a) and (b) hereof and shall pay to the Executive, in accordance with the terms of the applicable plan or program, all other unpaid amounts to which Executive is then entitled under any compensation or benefit plan or program of the Company (collectively, "Accrued Obligations");

                    (ii)  following the Date of Termination
     and for the longer of eighteen (18) months thereafter or the balance of the Term as then in effect (the "Severance Period"), the Company shall pay the Executive monthly an amount equal to (x) the quotient of (A) the sum of (1) the Executive's annual base salary at the rate in effect as of the Date of Termination and (2) the average of the annual bonuses earned by the Executive in the three fiscal years of the Company ended immediately prior to the Date of Termination, divided by (B) the number twelve (12) (such quotient being referred to herein as the "Severance Payments"), minus (y) any amounts payable to the Executive during such month as a disability benefit under a Company-paid plan;

                    (iii)  as of the Date of Termination,
     an additional number of Shares underlying outstanding stock options granted to the Executive shall become exercisable, such that the total number of Shares underlying each such grant which are exercisable (including Shares covered by such grant which have already become exercisable, whether or not exercised) is equal to the product of (A) the total number of Shares covered by such grant (whether or not any portion of such grant has previously been exercised) and (B) a fraction the numerator of which is the number of full months from the date of grant to the end of the Severance Period and the denominator of which is the number of full months from the date of grant to the date the option would otherwise have become fully exercisable. The Executive shall have the right to exercise any stock option, to the extent then exercisable, for a period of one (1) year following the Date of Termination, but in no event beyond the expiration date of the option, and to the extent not exercisable, the option shall immediately terminate;

                    (iv)  as of the Termination Date,
     restrictions with respect to an additional number of restricted Shares then held by the Executive shall lapse, such that the aggregate number of Shares underlying each grant with respect to which such restrictions have lapsed (including restricted
     Shares underlying such grant with respect to which such restrictions have previously lapsed) shall equal the number of Shares with respect to which such restrictions would have lapsed had the Executive continued in the employment of the Company through the end of the Severance Period, and all additional restricted Shares shall be forfeited;

                    (v)  for purposes of computing the
     SERP payable to Executive, Executive shall be treated as if she had continued in employment through the end of the Severance Period; and

                    (vi)  all outstanding principal
     amounts (and accrued interest thereon) with respect to the loan described in Section 8 hereof shall be forgiven.

               (b)  Death.  If the Executive's employment
     is terminated by her death,

                    (i)  the Company shall pay to the
     person(s) or entity set forth in Section 12(b) hereof: (A) the Accrued Obligations, at the time(s) set forth in Section 7(a)(i) hereof; and (B) as soon as practicable following the end of the fiscal year of the Company in which the Executive's death occurs, the Bonus which would otherwise have been paid to the Executive with respect to such fiscal year;

                    (ii)  the additional vesting of
     stock options and restricted Shares, as described in Sections 7(a)(iii) and 7(a)(iv), respectively, shall apply; and

                    (iii)  all outstanding principal
     amounts (and accrued interest thereon) with respect to the loan described in Section 8 hereof shall be forgiven.

               (c)  Termination for Cause; Voluntary
Termination Without Good Reason. If the Executive's employment is terminated by the Company for Cause or voluntarily by the Executive for other than Good Reason (including by reason of the expiration of the Term of this Agreement as a result of a Nonrenewal Notice having been given by the Executive), the Company shall pay the Accrued
Obligations to the Executive at the time(s) set forth in Section 7(a)(i) hereof and, except with respect to any obligations to pay the SERP hereunder, the Company shall have no further obligations to the Executive under this Agreement.

               (d)  Termination Without Cause; Termination
for Good Reason; Nonrenewal. If (i) the Company shall terminate the Executive's employment other than for Disability pursuant to Section 6(b) or for Cause,
(ii) the Executive shall terminate her employment for Good Reason or (iii) the Term of this Agreement expires as a result of a Nonrenewal Notice having been provided by the Company, then, subject to the provisions of Section
10 hereof:

               (1)  the Company shall pay the Accrued
                    Obligations to the Executive at the
                    time(s) set forth in Section 7(a)(i)
                    hereof;

               (2)  the Company shall pay to the Executive
                    the Severance Payments, as defined
                    and for the period set forth
                    in Section 7(a)(ii) hereof (except
                    that in the case of the expiration
                    of the Term, as described in clause
                    (iii) above, or if the Executive
                    shall terminate her employment based
                    upon the event of Good Reason set
                    forth in Section 6(d)(1)(v) hereof,
                    the Severance Period shall end on
                    the first anniversary of the expiration
                    of the Term or on the first
                    anniversary of the scheduled expiration
                    of the Term (after giving effect to the
                    relevant Nonrenewal Notice), as the
                    case may be);

               (3)  the additional vesting of stock options
                    and restricted Shares, as described in
                    Sections 7(a)(iii) and
                    7(a)(iv), respectively, shall apply
                    (except that in the case of the expiration of the Term, as described in clause (iii) above, or if the Executive shall terminate her employment based upon the event of Good Reason set forth in Section 6(d)(1)(v) here of, (1) the number of additional option Shares becoming exercisable shall be determined by reference to the number of full months from the date of grant to the first anniversary of the date of expiration of the Term or to the first anniversary of the scheduled expiration of the Term (after giving effect to the relevant Nonrenewal Notice), as the case may be, and (2) the number of additional Shares as to which restrictions shall lapse shall be determined as if Executive had remained employed through the first anniversary of the date of such expiration or scheduled expiration, as the case may be;

               (4)  for purposes of computing the SERP
                    payable to the Executive, the Executive
                    shall be treated as if she had
                    continued in employment through the
                    end of the Severance Period (or, in
                    the case of the expiration of the
                    Term, as described in clause (iii)
                    above, or if the Executive shall
                    terminate her employment based upon
                    the event of Good Reason set forth
                    in Section 6(d)(1)(v) hereof,
                    through the first anniversary of the
                    date of such expiration or through
                    the first anniversary of the scheduled
                    expiration of the Term (after
                    giving effect to the relevant
                    Nonrenewal Notice), as the case may
                    be);

               (5)  the Executive shall continue to be
                    provided with the same medical and
                    life insurance coverage as existed
                    immediately prior to the applicable
                    Notice of Termination or Notice of
                    Nonrenewal, as the case may be, such
                    coverage to continue through the end
                    of the Severance Period (or, in the
                    case of expiration of the Term, as
                    described in clause (iii) above, or
                    if the Executive shall terminate her
                    employment based upon the event of
                    Good Reason set forth in Section
                    6(d)(1)(v) hereof, through the first
                    anniversary of the date of such expiration or through the first anniversary of the scheduled expiration of the Term (after giving effect to the relevant Nonrenewal Notice), as the case may be); provided that, such coverage shall cease as of the date the Executive commences new employment;

               (6)  the Executive shall be provided with
                    outplacement services commensurate
                    with her position; and

               (7)  all outstanding principal amounts
                    (and accrued interest thereon) with
                    respect to the loan described in Section
                    8 hereof shall be forgiven.

          8.   Loan.

               (a)  As soon practicable following the
execution of this Agreement, the Company shall make a loan to the Executive in the principal amount of $500,000, which loan shall be evidenced by a promissory note (the "Note") substantially in the form of Exhibit A annexed hereto.

               (b)  In connection with the loan, the
Company agrees to pay to the Executive, on the date(s) on which interest is payable under the Note, such amounts as may be necessary to place the Executive in the same after-tax position as if the Note had been interest-free.

          9.   Change in Control.

               (a)  Upon the occurrence of a Change in
Control of the Company during the Term, (i) all then outstanding stock options granted to the Executive shall become fully exercisable, whether or not otherwise exercisable,
(ii) the restrictions applicable to any restricted Shares granted to the Executive shall lapse, and such options and restricted Shares shall be fully vested.

               (b)  In the event that any payment or
benefit received or to be received by the Executive in connection with a Change in Control of the Company or the termination of the Executive's employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (all such payments and benefits being hereinafter called "Total
Payments"), would be subject (in whole or part), to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") as may be necessary to place the Executive in the same after-tax position as if no portion of the Total Payments had been subject to the Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section
1274(b)(2)(B) of the Code.  In the event that the Excise
Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          10.  Nonsolicitation; Noncompete.

               (a)  Subject to (c) below, during the period
of Executive's employment and during the Severance
Period, the Executive shall not initiate discussions (of a non-isolated nature) with any person who is then an executive employee of the Company (i.e., director level or above) with the intent of soliciting or inducing such person to leave his or her employment, with a view toward joining the Executive in the pursuit of any business activity (whether or not such activity involves engaging or participating in a Competitive Business, as defined below). Notwithstanding any other provision of this Agreement to the contrary, in the event Executive fails to comply with the preceding sentence, all rights of the Executive and her surviving spouse or other beneficiary hereunder to any future Severance Payments, SERP payments and continuing life insurance and medical converge shall be forfeited; provided that, the foregoing shall not apply if such failure of compliance commences following a Change in Control of the Company.

               (b)  Subject to (c) below, for as long as
Executive has the right to payment of any future SERP benefits, Executive shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), engage or participate in any business which is "in competition" (as defined below) with the business of the Company or any of its 50% or more owned affiliates (such business being referred to herein as a "Competitive Business"). Notwithstanding any other provision of this Agreement to the contrary, in the event the Executive fails to comply with the preceding sentence, all rights of the Executive and her surviving spouse or other beneficiary hereunder to any future Severance Payments, SERP payments and continuing life insurance and medical coverage shall be forfeited; provided that, the foregoing shall not apply if such failure of compliance commences following a Change in Control of the Company.

               (c) In the event of a violation of paragraphs 10(a) or 10(b) hereof, the remedies of the Company shall be limited to (i) if such violation occurs during the period of Executive's employment hereunder, termination of the Executive for Cause and the associated rights of the Company specified herein resulting therefrom, (ii) regardless of when such violation occurs, forfeiture by the Executive of the payments and benefits set forth in paragraphs (a) and (b) above if and to the extent provided in such paragraphs, and (iii) the right to seek injunctive relief in accordance with and to the extent provided in Section 17 hereof.

               (d)  For purposes hereof, a business will
be "in competition" with the business of the Company or its 50% or more owned affiliates if (i) the Company's business with which the other business competes accounted for 20% or more of the Company's consolidated revenues as of the end of its most recently completed fiscal year prior to the Date of Termination, and (ii) the entity (including all 50% or more owned affiliates) through which the other business is or will be operated maintains a "women's apparel" business which generated at least $50 million in revenue during the entity's most recently completed fiscal year ended prior to the date the Executive commences (or proposes to commence) to engage or participate in the other business. For purposes hereof, "women's apparel" shall consist of dresses, jackets, pants, skirts, blouses, sweaters and T-shirts.

               (e)  Notwithstanding the foregoing, the
Executive's engaging in the following activities shall not be construed as engaging or participating in a Competitive Business: (i) investment banking; (ii) passive ownership of less than 2% of any class of securities of a public company; (iii) engaging or participating in noncompetitive businesses of an entity which also operates a business which is "in competition" with the business of the Company or its affiliates; (iv) serving as an outside director of an entity which operates a business which is "in competition" with the business of the Company or its affiliates, so long as such business did not account for 10% or more of the consolidated revenues of such entity as of the end of its most recently completed fiscal year prior to the date Executive commences (or proposes to commence) serving as an outside director; (v) engaging in a business involving licensing arrangements so long as such business is not an in-house arrangement for any entity
"in competition" with the business of the Company or its affiliates; and (vi) affiliation with an advertising agency.

          11.  Protection of Confidential Information.

               (a)  Executive acknowledges that her
employment by the Company will, throughout the Term of this Agreement, involve her obtaining knowledge of confidential information regarding the business and affairs of the Company. In recognition of the foregoing, the Executive covenants and agrees:

                    (i)  that, except in compliance with
     legal process, she will keep secret all confidential matters of the Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company, wherever located (other than to a person to whom disclosure is reasonably necessary or appropriate inconnection with the performance by Executive of her duties as an executive officer of the Company), either during or after the Term, except with the prior written consent of the Board or a person authorized thereby; and

                    (ii)  that she will deliver promptly
     to the Company on termination of her employment, or at any other time the Company may so request, all memoranda, notes, records, customer lists, reports and other documents (and all copies thereof) relating to the business of the Company which she obtained while employed by, or otherwise serving or acting on behalf of, the Company and which she may then possess or have under her control.

               (b)  Notwithstanding the provisions of
Section 17 of this Agreement, if the Executive commits a breach of the provisions of paragraphs 11(a)(i) or 11(a)(ii), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          12.  Successors; Binding Agreement.

               (a)  Neither this Agreement nor any rights
hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as she would be entitled to hereunder if she terminated her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b)  This Agreement and all rights of the
Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

               AnnTaylor Stores Corporation
               142 West 57th Street
               New York, New York  10019
               Attn:  General Counsel

          With a copy to:

               Stuart N. Alperin, Esq.
               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022

If to the Executive:

               Sally Frame Kasaks
               99 Anderson Avenue
               Demarest, New Jersey 07627

          With a copy to:

               Michael S. Sirkin, Esq.
               Proskauer Rose Goetz & Mendelsohn
               1585 Broadway
               New York, New York 10036

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14.  Miscellaneous.  No provisions of this
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board.
No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New York without regard to its conflicts of law principles.

          15.  Validity.  The invalidity or
unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York City in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction;
provided that, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 10 of the Agreement during the period of Executive's employment prior to a Change in Control or of Section 11 of this Agreement at any time, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond; and further provided that, the Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall pay directly or reimburse the Executive for any legal fees incurred by the Executive in connection with any arbitration related to the last proviso of the preceding sentence and any other arbitration in which she prevails.

          18.  Entire Agreement.  This Agreement sets
forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes the Prior Agreement and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto;
and any prior agreement of the parties hereto in respect of the subject matter contained herein (including, but not limited to, the Prior Agreement) is hereby terminated and cancelled.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                         ANNTAYLOR STORES CORPORATION


                         By:
                              Name:
                              Title:



                         Sally Frame Kasaks
                                               Exhibit A


                    PROMISSORY NOTE
                        ("NOTE")


$500,000                                November 4, 1994


          Reference is made to that certain Employment
Agreement by and between the Company and the Borrower (as hereinafter defined), dated as of February 1, 1994 (the
"Employment Agreement"). Capitalized terms which are not defined in this Note shall have the meaning ascribed to such term in the Employment Agreement. The proceeds received by the Borrower to which this Note applies shall constitute the "Loan" described in Section 8 of the Employment Agreement and shall be subject to the terms hereof and to the applicable provisions of the Employment
Agreement, which provisions are incorporated herein by reference.

          FOR VALUE RECEIVED, the undersigned, Sally
Frame Kasaks (the "Borrower"), hereby promises to pay to AnnTaylor Stores Corporation, a Delaware corporation (the
"Company"), or to the legal holder of this Note at the time of payment, on the Maturity Date (as hereinafter defined) the principal sum (the "Principal Sum") of Five
Hundred Thousand Dollars ($500,000) in lawful money of the United States of America. The Borrower also agrees to pay interest (computed on the basis of a 365 or 366 day year, as the case may be) on any unpaid amount of the Principal Sum, from and after the effective date of this Note, at an annual rate equal to 7.32%, compounded semi-annually.

          This Note is subject to the following further terms and conditions:

          1.  Time, Form and Place of Payments.

               The Principal Sum will become due and
payable on January 31, 1999 (the "Maturity Date"). If the Maturity Date falls on a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

               Accrued interest shall be payable annually on January 31, 1995 and on each January 31 thereafter, with the final payment of all accrued interest to be paid on the Maturity Date.

               All payments and prepayments of the Principal
Sum of and the accrued interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing).

          2.  Prepayment.  The Borrower may, at her
option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Principal Sum of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon full and final payment of the Principal Sum of and interest accrued on this Note, it shall be surrendered to the Borrower, and canceled by the Company or other holder.

          3. Acceleration of Repayment. Upon the earliest to occur of (i) the Borrower's voluntary termination of employment with the Company without Good Reason or
(ii) the Company's termination of the Borrower's employment for Cause, the holder of this Note may declare, by notice given to the Borrower, the entire outstanding
Principal Sum to be immediately due and payable, whereupon such Principal Sum, and any accrued and unpaid interest thereon, shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

          4.  Loan Forgiveness.  The outstanding Principal
Sum and all accrued interest thereon shall be forgiven and the Borrower shall be free of all liability and obligations under this Note if (i) the Borrower is employed by the Company on the Maturity Date, (ii) the Borrower dies or becomes Disabled (and there shall not have previously occurred the Borrower's voluntary termination of employment without Good Reason, or the termination of Borrower's employment for Cause), (iii) the Borrower's employment is involuntarily terminated by the Company without Cause or voluntarily terminated by the Borrower for Good Reason, or (iv) the Term of the Employment
Agreement expires by reason of a Nonrenewal Notice having been provided by the Company.

          5.  Notice.  For the purposes of this Note,
notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               Sally Frame Kasaks
               99 Anderson Avenue
               Demarest, New Jersey 07627

          If to the Company:

               AnnTaylor Stores Corporation
               142 West 57th Street
               New York, New York  10019

               Attn:  General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          6.  Miscellaneous.

               (a)  No delay or failure by the Company or
the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

               (b)  The headings contained in this Note
are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

               (c)  Nothing in this Note shall confer
upon the Borrower the right to continue in the employment of the Company or any of its affiliates or affect any rights which the Company may have to terminate the employment of the Borrower.

               (d)  The provisions of this Note shall be
governed by and construed in accordance with laws of the State of New York, without giving effect to the choice of law principles thereof.

          IN WITNESS WHEREOF, this Note has been duly executed and delivered to the Company by the Borrower on the date first above written.




Witness:
                                     Sally Frame Kasaks